Exhibit 10_5

PROMISSORY NOTE ("NOTE”) - 10% SIMPLE INTEREST

$5,000.00

April 8, 2016

For VALUE RECEIVED, Bio Matrix Scientific Group, Inc. ("Borrower") promises to pay to Blackbriar Partners, Inc. ("Lender") the principal sum of Five Thousand Dollars [$5,000] with accrued simple interest at the rate of 10% percent per annum on the balance.

Principal and accrued interest shall be due and payable to the Lender on April 81 2017

The said principal and accrued interest shall be payable in lawful money of the United States of America. This Note may be prepaid in whole or in part at any time without premium or penalty. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note. All terms and conditions of this Note shall be interpreted under the laws of the state of California and venue shall be the state of California.

Prepayment of principal and/or interest in whole or in part by Borrower is permitted.

Bio Matrix Scientific Group, inc.

/s/ David Koos

By: David R. Koos

Its: Chairman & CEO

Accepted By:

Blackbriar Partners, Inc.

/s/ David Koos

By: David R. Koos

Its: Chairman & CEO